UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)
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GREENLANE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2020
Dear Fellow Stockholders:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Greenlane Holdings Inc., which will be held virtually via webcast at www.virtualshareholdermeeting.com/GNLN2020, on June 4, 2020, at 10:00 a.m. Eastern Time.
The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send our stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how our stockholders may obtain paper copies of our proxy materials if they so choose. We believe the use of the Internet makes the proxy distribution process more efficient and less costly, and helps in conserving natural resources.
The Proxy Statement, the accompanying form of proxy card, the Notice of Annual Meeting of Stockholders and the 2019 Annual Report to Stockholders/Form 10-K are available at http://www.proxyvote.com and may also be accessed through our website at www.gnln.com under the “SEC Filings” section of the investor relations tab. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy.
Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the proxy card to ensure that your shares are represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.
On behalf of our Board of Directors and our employees, we thank you for your continued interest in and support of our company. We look forward to the meeting on June 4, 2020.
Sincerely,
Aaron LoCascio
Chairman and Chief Executive Officer

GREENLANE HOLDINGS, INC.
1095 Broken Sound Parkway, Suite 300
Boca Raton, Florida 33847

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 4, 2020

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Greenlane Holdings, Inc. (the “Company”) will be held virtually via webcast at www.virtualshareholdermeeting.com/GNLN2020 on June 4, 2020, at 10:00 a.m. Eastern Time, for the following purposes:
(1) to elect the five director nominees named in the Proxy Statement;
(2) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and
(3) to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.
The Proxy Statement accompanying this notice describes each of these items of business in detail. The Board of Directors has fixed the close of business on March 1, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. Accordingly, only stockholders of record at the close of business on March 10, 2020 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting.
Your vote is important. Whether or not you expect to attend the virtual meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return the proxy card so that your shares may be represented at the meeting.
By Order of the Board of Directors,
Douglas Fischer
General Counsel
Boca Raton, Florida

April 24, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2020.
This Notice of Annual Meeting of Stockholders, the Proxy Statement, accompanying form of proxy card and our Annual Report to Stockholders/Form 10-K for the fiscal year ended December 31, 2019 are available at www.proxyvote.com.

TABLE OF CONTENTS
Page

ABOUT THE MEETING	1
PROPOSAL 1: ELECTION OF DIRECTORS	6
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	8
CORPORATE GOVERNANCE AND BOARD MATTERS	10
Board Composition and Structure; Director Independence	10
Controlled Company Exemption	11
Board Committees	11
Code of Conduct and Ethics	14
Availability of Corporate Governance Materials	15
Board Meetings	15
Annual Meeting Attendance	15
Communications with the Board	15
Director Compensation	15
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	17
COMPENSATION OF NAMED EXECUTIVE OFFICERS	19
Summary Compensation Table	19
Outstanding Equity Awards at Fiscal Year-End December 31, 2019	20
Employment Agreements	21
EQUITY COMPENSATION PLAN INFORMATION	23
REPORT OF THE AUDIT COMMITTEE	24
PRINCIPAL STOCKHOLDERS	25
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	28
Related Party Transaction Policy	28
Related Party Transactions	28
OTHER MATTERS	34
Delinquent Section 16(a) Reports	34
Other Matters to Come Before the 2020 Annual Meeting	34
Stockholder Proposals and Nominations for the 2021 Annual Meeting	34
Householding of Proxy Materials	35

GREENLANE HOLDINGS, INC.
1095 Broken Sound Parkway, Suite 300
Boca Raton, Florida 33487

PROXY STATEMENT

ABOUT THE MEETING
Why am I receiving this Proxy Statement?
This Proxy Statement contains information related to the solicitation of proxies for use at our 2020 Annual Meeting of Stockholders, which will be conducted exclusively online via audio webcast, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. You will be able to attend the virtual meeting of stockholders online by visiting www.virtualshareholdermeeting.com/GNLN2020. You will also be able to cast your vote electronically at the virtual meeting. This solicitation is made by Greenlane Holdings, Inc. on behalf of our Board of Directors (also referred to as the “Board” in this Proxy Statement). In this Proxy Statement, the terms “we,” “our,” “us” and the “Company” refer to Greenlane Holdings, Inc.
We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending to our stockholders of record as of the close of business on April 20, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) relating to our Annual Meeting of Stockholders. All stockholders of record will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about April 24, 2020, we intend to make this Proxy Statement and accompanying form of proxy card available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of the receipt of such request.
The Notice, this Proxy Statement, the accompanying form of proxy card and our Annual Report to Stockholders/Form 10-K for the fiscal year ended December 31, 2019 are available at http://www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
What am I being asked to vote on?
You are being asked to vote on the following proposals:
•Proposal 1 (Election of Directors): The election of the five director nominees named in this Proxy Statement, each for a term expiring at the 2021 annual meeting of stockholders (the “2021 Annual Meeting”);
•Proposal 2 (Ratification of Deloitte & Touche LLP): The ratification of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and
•To transact any other business that may properly come before the Annual Meeting or any adjournment(s) or postponements of the Annual Meeting.

What are the Board’s voting recommendations?
The Board recommends that you vote as follows:
•Proposal 1 (Election of Directors): “FOR” each of the Board nominees for election as directors; and
•Proposal 2 (Ratification of Deloitte & Touche LLP): “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.
Who is entitled to vote at the Annual Meeting?
Only holders of record of our Class A common stock, par value $0.01 per share (“Class A Common Stock), our Class B common stock, $0.0001 par value per share (“Class B Common Stock”), and our Class C common stock, $0.0001 par value per share (“Class C Common Stock” and, together with our Class A Common Stock and our Class B Common Stock, our “Common Stock”), at the close of business on April 20, 2020, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. Our Class A Common Stock, Class B Common Stock and Class C Common Stock constitute the only classes of securities entitled to vote at the Annual Meeting.
What are the voting rights of stockholders?
Each share of our Common Stock outstanding on the Record Date entitles its holder to cast one vote on each matter to be voted on.
Aaron LoCascio, our Chief Executive Officer, and Adam Schoenfeld, our Chief Strategy Officer, together with their affiliates, control a majority of the combined voting power of our outstanding capital stock. As a result, Messrs. LoCascio and Schoenfeld are able to control any action requiring the general approval of our stockholders, including the election of our Board.
No dissenters’ rights are provided under the Delaware General Corporation Law, our charter or our bylaws with respect to any of the proposals described in this Proxy Statement.
Who can attend the Annual Meeting?
All holders of our Common Stock at the close of business on the Record Date (April 20, 2020), or their duly appointed proxies, are authorized to attend the Annual Meeting. You will need the 16-digit control number included with these proxy materials to access the Internet site for the Annual Meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
•Stockholder of record. If your shares are registered directly in your name with our transfer agent, Corporate Stock Transfer, Inc., you are considered the stockholder of record of those shares and the Notice is being sent directly to you by us.
•Beneficial owner of shares held in street name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote your shares and are also invited to attend the Annual Meeting.

What will constitute a quorum at the Annual Meeting?
The presence at the meeting, either in the virtual meeting or by proxy, of the holders of a majority of our Common Stock outstanding on the Record Date (April 20, 2020) will constitute a quorum, permitting our stockholders to conduct business at the Annual Meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. As of the Record Date, there were 93,952,874 shares of our Common Stock outstanding, consisting of 10,347,026 shares of Class A Common Stock, 5,814,630 shares of Class B Common Stock and 77,791,218 shares of Class C Common Stock.
If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit the solicitation of additional proxies. The chairperson of the Annual Meeting shall have the power to adjourn the Annual Meeting.
What are broker non-votes?
Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the Annual Meeting. If you do not give your broker or other nominee voting instructions with respect to Proposal 1 (Election of Directors), your broker or other nominee will not be able to vote on that proposal, and broker non-votes may exist with respect to the election of directors.
Proposal 2 (Ratification of Deloitte) is the only proposal in which brokers or other nominees are permitted to submit a discretionary vote. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2020, even if the broker or other nominee does not receive voting instructions from you.
How many votes are needed for the proposals to pass?
The proposals to be voted on at the Annual Meeting have the following voting requirements:
•Proposal 1 (Election of Directors): Directors are elected by the affirmative vote of the majority of votes cast once a quorum has been established. If any director nominee is not elected by such standard, the director must submit an irrevocable resignation, contingent on the acceptance of that resignation by the Board. There is no cumulative voting in the election of directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
•Proposal 2 (Ratification of Deloitte & Touche LLP): The affirmative vote of a majority of the votes cast once a quorum has been established is required to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2020. For purposes of the vote on the ratification of Deloitte as our independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
Will any other matters be voted on?
As of the date of this Proxy Statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxies on the other matters in the manner recommended by the Board, or, if no such recommendation is given, in the discretion of the proxy holders.
How do I vote?
•Stockholders of record: If your shares are registered directly in your name with our transfer agent, Corporate Stock Transfer, Inc., as of the Record Date, you may submit your proxy by U.S. mail, Internet or telephone by following the instructions in the Notice. If you requested a paper copy of the proxy materials, you also may submit your completed proxy card by mail by following the instructions included with your proxy card. The deadline for submitting your vote by Internet or telephone is 11:59 a.m. Eastern Time on June 3, 2020, which is the day before the Annual Meeting. The designated proxy holders named in the proxy card will vote according to your instructions. You may also attend the Annual Meeting and vote using the 16-digit control number included with these proxy materials to vote during the Annual Meeting.
•Beneficial owner of shares held in street name: If you are a street name or beneficial stockholder because your shares are held in a brokerage account or by a bank or other nominee, your broker or nominee firm will provide you with the Notice. Follow the instructions on the Notice to access our proxy materials and vote by Internet or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares.
If you sign and submit your proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “What are the Board’s voting recommendations?” and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the Annual Meeting.
If I plan to attend the virtual Annual Meeting, should I still vote by proxy?
Yes. Voting in advance does not affect your right to attend the virtual Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the meeting for stockholders of record. Beneficial owners of shares held in street name who wish to vote in person at the Annual Meeting must request a legal proxy from the organization that holds their shares and bring that legal proxy to the Annual Meeting.
How are proxy card votes counted?
If the proxy card is properly signed and returned to us, and not subsequently revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote: “FOR” the election of all nominees for the Board named in this Proxy Statement; “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020; “FOR” the approval of the compensation of our named executive officers; “ONE YEAR” as the preferred frequency with which stockholders are provided an advisory vote on executive compensation and as recommended by our Board with regard to any other matters that may properly come before the Annual Meeting, or, if no such recommendation is given, in their own discretion.
May I revoke my vote after I return my proxy card?
Yes. You may revoke a previously granted proxy and change your vote at any time before the taking of the vote at the Annual Meeting by (i) filing with our General Counsel and Secretary a written notice of revocation or a duly executed proxy bearing a later date or (ii) voting during the online Annual Meeting.
How do I access the Annual Meeting Online?

The Annual Meeting will be conducted virtually via a webcast available at www.virtualshareholdermeeting.com/GNLN. You are entitled to participate in the Annual meeting via the webcast if you were a stockholder as of the close of business on April 20, 2020, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/uber2020, you must enter the 16-digit control number found next to the label “Control Number” for postal mail recipients or within the body of the email sending you the Proxy Statement. If you do not have your 16-digit control number, you will be able to login as a guest but will not be able to vote your shares or submit questions during the meeting.
Who pays the costs of soliciting proxies?
We will pay the costs of soliciting proxies, including preparation and mailing of the Notice, preparation and assembly of this Proxy Statement, the proxy card and the Annual Report to Stockholders/Form 10-K for the fiscal year ended December 31, 2019, coordination of the Internet and telephone voting process, and any additional information furnished to you by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of shares of our Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by Internet and mail may be supplemented by telephone, facsimile, or personal solicitation by our directors, officers or other regular employees.
Implications of being an “emerging growth company”
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).  Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
•	the last day of the fiscal year following the fifth anniversary of our initial public offering;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and
•	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).
For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding stockholder advisory “say-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation.
In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). Therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PROPOSAL 1: ELECTION OF DIRECTORS
The Board is currently comprised of five directors, all of whom have terms expiring at the Annual Meeting. The nominees, all of whom are currently serving as directors of the Company, have been recommended by the Board for re-election to serve as directors for one-year terms until the 2021 Annual Meeting and until their successors are duly elected and qualify. Based on its review of the relationships between the director nominees and the Company, the Board has affirmatively determined that the following directors are “independent” directors under the listing requirements of the Nasdaq Stock Market, LLC (“Nasdaq”) and under applicable rules of the Securities and Exchange Commission (the “SEC”): Mr. Neil Closner, Mr. Richard Taney and Mr. Jeff Uttz.
The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board may also, as permitted by our bylaws, decrease the size of the Board.
Nominees for Election for a One-Year Term Expiring at the 2021 Annual Meeting
The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.

Name	Age(1)	Title	Director Since
Aaron LoCascio	34	Chief Executive Officer and Chairman of the Board of Directors	2018
Adam Schoenfeld	35	Chief Strategy Officer and Director	2018
Neil Closner	46	Independent Director	2019
Richard Taney	64	Independent Director	2019
Jeff Uttz	51	Independent Director	2019

(1) Age as of April 24, 2020.
Set forth below are descriptions of the backgrounds and principal occupations of each of our directors, and the period during which he has served as a director.
Aaron LoCascio, our co-founder, has served as our Chief Executive Officer and Chairman of the Board of Directors since May 2018 and has served as the Chief Executive Officer of Greenlane Holdings, LLC since its inception in 2007. He received his Associate’s degree in Accounting from Valencia Community College. Mr. LoCascio brings to the board extensive executive leadership experience, industry relationships and knowledge, and, through his position as our co-founder and Chief Executive Officer, he will use his full range of skills and perspective to further our success.

Adam Schoenfeld, our co-founder, has served as our Chief Strategy Officer and Director since May 2018 and has served as Managing Member of Greenlane Holdings, LLC since its inception in 2007. Mr. Schoenfeld received his Bachelor’s degree in International Business from Evergreen State College. He brings to the board valuable operational and leadership experience in the industry, extensive industry relationships and experience in customer service, import and export logistics, electronic transaction systems and order fulfillment.

Neil Closner was elected to our Board in April 2019 in connection with our initial public offering. Mr. Closner has over two decades of start-up, technology and health care experience. Mr. Closner currently serves as Chief Executive Officer and a director of LAVVAN Inc., a company that manufactures pure cannabinoid isolates through a yeast-based cellular agriculture platform. Immediately prior, from February 2013 to July 2018, he was the founder, Chief Executive Officer and a director of Canada-based MedReleaf Corp., one of the largest and most profitable providers of medical cannabis in Canada which was acquired in July 2018. Prior to establishing MedReleaf Corp., Mr. Closner served as Vice President of Business Development at Toronto’s Mount Sinai Hospital, where he launched and managed a number of entrepreneurial enterprises within the hospital. Mr. Closner began his career as a health care-focused investment banker with Salomon Smith Barney (now Citigroup) and has also served as the founder, Chief Executive Officer and/or director of more than half a dozen technology and health care-related start-up companies. He served two terms as the Chairman of the Board of the Cannabis Canada Council, the national industry association that represents the majority of Canada’s licensed cannabis producers. Mr. Closner studied economics at the London School of Economics and Political Science and received his Bachelor of Arts degree from McGill University and a Master of Business Administration degree from the Wharton School at the University of Pennsylvania. He brings to the board extensive leadership experience in the medical cannabis industry as well as experience in mergers and acquisitions.
Richard Taney was elected to our Board in April 2019 in connection with our initial public offering. From June 2017 until May of 2019, Mr. Taney served as a Managing Director of Tuatara Capital, LP (“Tuatara”), a cannabis industry focused private equity fund. Mr. Taney continues to serve as an advisor to Tuatara. From April 2016 to July 2017, Mr. Taney served as the founding member of T2 Capital Management, LLC, an investment and advisory company focused on the cannabis industry. From October 2010 to April 2016, Mr. Taney served as President, Chief Executive Officer and director of Curaleaf, Inc. (formerly PalliaTech, Inc.), a cannabis cultivation and distribution company. Prior to co-founding Curaleaf, Inc., Mr. Taney was President and Chief Executive Officer of Delcath Systems, Inc. (NASDAQ: DCTH), a medical technology company. Mr. Taney also served as Chairman of the Board of Directors of MGT Capital Investments, Inc., another medical technology company. Prior to assuming his public company management positions, Mr. Taney spent 20 years advising institutional and high net worth clients at Salomon Brothers, Goldman Sachs, Merrill Lynch and Banc of America Securities. Mr. Taney received his Bachelor of Arts degree from Tufts University and a Juris Doctor degree from Temple University School of Law. He brings to the board broad management and finance experience as well as extensive experience in the cannabis industry.
Jeff Uttz was elected to our Board in April 2019 in connection with our initial public offering. From September 2013 to March 2017, Mr. Uttz served as the Chief Financial Officer of Shake Shack Inc. (NYSE: SHAK), an international burger restaurant chain. From September 2001 to June 2013, Mr. Uttz served as the Chief Financial Officer of Yard House USA, Inc., a full-service restaurant chain. Prior to that, Mr. Uttz held a number of positions at CKE Restaurants, Inc., working his way up from Manager of Corporate Banking to Vice President of Finance. Mr. Uttz began his career at KPMG where he obtained his C.P.A. From July 2017 to July 2018, he also served as a non-executive director of Pret a Manger, an international sandwich shop chain. Mr. Uttz received his Bachelor of Arts degree in Business Administration from California State University, Fullerton. He brings to the board extensive financial expertise and significant experience in public company financial leadership.
Vote Required and Recommendation
In connection with uncontested elections in which the number of directors nominees equals the number of directors to be elected, directors are elected by the affirmative vote of the majority of votes cast once a quorum has been established, which means that the director nominee much receive more “for” votes than “against” votes for his or her election. The election of directors at the 2020 Annual Meeting is uncontested. If any director nominee is not elected by such majority voting standard, the director must submit an irrevocable resignation, contingent on the acceptance of that resignation by the Board. There is no cumulative voting in the election of directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board, which is composed entirely of independent directors, has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020. After careful consideration of the matter and in recognition of the importance of this matter to our stockholders, the Board has determined that it is in the best interests of the Company and our stockholders to seek the ratification by our stockholders of our Audit Committee’s selection of our independent registered public accounting firm. A representative of Deloitte will be present at the virtual Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Change of Independent Public Accountants
As previously reported on the Company's Current Report on Form 8-K dated September 23, 2019, on September 23, 2019, the Company dismissed BDO USA, LLP (“BDO”) as its independent registered public accounting firm. The Audit Committee participated in and approved the decision to change the Company's independent registered public accounting firm. The Company notified BDO of its decision on September 19, 2019.
The audit reports of BDO on the consolidated financial statements of Greenlane Holdings, LLC, the Company’s predecessor, for each of the two fiscal years ending December 31, 2018 and December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the fiscal years ended December 31, 2018 and December 31, 2017, as well as during the subsequent interim period preceding September 23, 2019, there were no (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company or Greenlane Holdings, LLC and BDO with respect to any matter relating to accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its reports on the Company’s or Greenlane Holdings, LLC’s financial statements with respect to such periods; or (ii) “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).
On September 23, 2019, the Company engaged Deloitte as its new independent registered public accounting firm upon the approval of the Audit Committee. During the years ended December 31, 2018 and December 31, 2017, and the subsequent interim period through September 23, 2019, the effective date of the Company’s engagement of Deloitte, the Company did not consult with Deloitte regarding any of the matters or events set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.
Vote Required and Recommendation
The affirmative vote of the holders of a majority of all the votes cast at the Annual Meeting with respect to the matter is necessary for the approval of the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of Deloitte as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our stockholders’ best interests. In the event that the appointment of Deloitte is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.
Audit and Non-Audit Fees for 2019

Our consolidated financial statements for the fiscal year ended December 31, 2019 have been audited by Deloitte, which served as our independent registered public accounting firm as of the end of that year. In addition, as described above, BDO served as our independent registered public accounting firm until September 23, 2019. BDO fees are not included in the audit and non-audit fee summary below.
The following table summarizes the aggregate fees billed by Deloitte for services performed for the Company for the fiscal year ended December 31, 2019:

Year Ended December 31, 2019
Audit Fees(1)	$995,000
Audit-Related Fees(2)	243,423
Tax Fees	—
All Other Fees	—
Total	$1,238,423

(1) Audit Fees for 2019 include actual fees for the 2019 audit and reviews of our Quarterly Reports on Form 10-Q.

(2) Audit-Related fees for 2019 consist of due diligence related to acquisitions.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to review and pre-approve, either pursuant to the Company’s Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”) or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit-related and non-audit services to the Company. Pursuant to the Pre-Approval Policy, which the Audit Committee reviews and reassesses periodically, a list of specific services within certain categories of services, including audit, audit-related and tax services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, the Audit Committee may delegate authority to its chairperson to pre-approve engagements for the performance of audit-related and non-audit services. Additionally, all audit-related and non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services, for which the estimated cost for such services shall not exceed $100,000 in the aggregate for any calendar year. The chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement. During the year ended December 31, 2019, 100% of the services provided by Deloitte and BDO after the completion of our initial public offering were pre-approved under the Pre-Approval Policy.

CORPORATE GOVERNANCE AND BOARD MATTERS
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Messrs. LoCascio and Schoenfeld, together with their affiliates, control a majority of the combined voting power of our outstanding capital stock. As a result, we are a “controlled company” under the Nasdaq rules. As a controlled company, we are permitted to opt out of certain corporate governance requirements. However, we have made the decision to comply fully with the requirements of the SEC and Nasdaq as if we were not a controlled company. Other notable features of our corporate governance structure include the following:
•the Board is not classified, with each of our directors subject to re-election annually;
•three of our five directors are “independent” within the meaning of the listing standards of Nasdaq;
•all of our standing Board committees are comprised solely of independent directors;
•we have majority voting in the election of directors;
•we have adopted a proxy access bylaw provision; and
•we do not have a stockholder rights plan.
Our directors stay informed about our business by attending meetings of the Board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.
Board Composition and Structure; Director Independence
Our business and affairs are managed under the direction of our Board. Our second amended and restated bylaws provide that our Board shall be comprised of at least five directors and that the size of our Board shall otherwise be determined from time to time by our Board. Our Board currently consists of five members, one of whom is our Chief Executive Officer and one of whom is our Chief Strategy Officer. Subject to any rights applicable to any preferred stock we may issue from time to time, any additional directorships resulting from an increase in the number of directors may only be filled by the directors then in office unless otherwise required by law or by a resolution passed by our Board as provided in our second amended and restated bylaws. The term of office for each director will be until his or her successor is elected at our annual meeting or his or her death, resignation or removal, whichever is earliest to occur.
While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. As set forth in our corporate governance guidelines, when considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors will provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Messrs. LoCascio and Schoenfeld, together with their affiliates, control a majority of the combined voting power of our outstanding capital stock. As a result, Messrs. LoCascio and Schoenfeld are able to control any action requiring the general approval of our stockholders, including the election of our Board.
Our Board has determined that Aaron LoCascio and Adam Schoenfeld, by virtue of their employment by our company, are not considered “independent” for purposes of applicable securities laws or under the rules of Nasdaq Marketplace Rules.

Our Board expects a culture of ethical business conduct. Our Board encourages each member to conduct a self-review to determine if he or she is providing effective service with respect to both our company and our stockholders. Should it be determined that a member of our Board is unable to effectively act in the best interests of our stockholders, such member would be encouraged to resign.
Board Leadership Structure
Our second amended and restated bylaws and our corporate governance guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Aaron LoCascio currently serves as our Chief Executive Officer and Chairman of the Board.
As Chairman of the Board, Mr. LoCascio’s key responsibilities include facilitating communication between our Board and management, assessing management’s performance, managing board members, preparation of the agenda for each board meeting, acting as chair of board meetings and meetings of our company’s stockholders and managing relations with stockholders, other stakeholders and the public.
In order to ensure that our Board functions independently from management, our independent directors meet regularly in executive session with and without members of management present. Mr. Uttz, the chair of our Audit Committee, develops the agendas for and presides during executive sessions. Our independent directors are able to request at any time a meeting restricted to independent directors for the purposes of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is required. The Nominating and Corporate Governance Committee of our Board, which is comprised solely of independent directors and chaired by Mr. Closner, has the responsibility for coordinating board and committee self-evaluations.
Controlled Company Exemption
Adam Schoenfeld, our Chief Strategy Officer, and Jacoby & Co. Inc., an affiliated entity of Mr. Schoenfeld and Aaron LoCascio, our Chief Executive Officer, own greater than 50% of our outstanding voting securities, and we are therefore considered a “controlled company” within the meaning of The Nasdaq Stock Market rules.  As long as we remain a “controlled company,” we are exempt from the rules that would otherwise require that the Board be composed of a majority of independent directors and that our Compensation Committee and Nominating and Corporate Governance Committee be composed entirely of independent directors.  This “controlled company” exception does not modify the independence requirements for the Audit Committee, and we comply with the requirements of the Sarbanes-Oxley Act and The Nasdaq Stock Market rules that require that our Audit Committee be composed exclusively of independent directors.  Notwithstanding the foregoing exemptions under The Nasdaq Stock Market rules, all of our standing committees are composed solely of directors who are independent within the applicable rules of the SEC and the Nasdaq listing standards.
Board Committees
Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The principal functions of each committee are described below. We comply with the listing requirements and other rules and regulations of the Nasdaq Marketplace Rules (as if we were not a controlled company), as amended or modified from time to time, and each of these committees is comprised exclusively of independent directors. Additionally, our Board of Directors may from time to time establish certain other committees to facilitate the management of our company.
The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Neil Closner	X	X	X (chair)
Richard Taney	X	X (chair)	X
Jeff Uttz*	X (chair)	X	X

* Audit committee financial expert.
Audit Committee
The Audit Committee is comprised of Messrs. Uttz, Closner and Taney. Mr. Uttz, the chair of the Audit Committee, qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. The Board has determined that each of the directors serving on our Audit Committee is “independent” within the meaning of the applicable rules of the SEC and the Nasdaq listing standards. We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:
•appointing, retaining and evaluating our independent registered public accounting firm and approving all audit and non-audit services to be performed by them;
•overseeing our independent registered public accounting firm’s qualifications, independence and performance;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
• reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and
•reviewing and approving related person transactions.
During the fiscal year ended December 31, 2019, the Audit Committee met four times, including telephonic meetings.
Compensation Committee
The Compensation Committee is comprised of Messrs. Taney, Closner and Uttz, with Mr. Taney serving as chair. The Board has determined that each of the directors serving on our Compensation Committee is “independent” within the meaning of the applicable rules of the SEC and the Nasdaq listing standards. We have adopted a Compensation Committee charter, which details the principal authority and functions of the Compensation Committee, including:
•reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;
•reviewing and approving the compensation of all of our other officers;

•reviewing our executive compensation policies and plans;
•implementing and administering our incentive compensation equity-based remuneration plans;
•assisting management in complying with our proxy statement and annual report disclosure requirements;
•to the extent required by applicable SEC rules, producing a report on executive compensation to be included in our annual Proxy Statement; and
•reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
The Compensation Committee may form and delegate its authority to subcommittees when appropriate.
During the fiscal year ended December 31, 2019, the Compensation Committee met two times, including telephonic meetings.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is comprised of Messrs. Closner, Taney and Uttz, with Mr. Closner serving as chairman. The Board has determined that each of the directors serving on our Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable rules of the SEC and the Nasdaq listing standards. We have adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:
•identifying and recommending to the full Board qualified candidates for election as directors and recommending nominees for election as directors at the Annual Meeting of stockholders;
•developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;
•reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;
•reviewing and reassessing the adequacy of the Company’s charter and bylaws and recommending any revisions to the Board;
•recommending to the Board nominees for each committee of the Board;
•annually facilitating the assessment of the Board’s performance as a whole and of the individual directors, as required by applicable law, regulations and the Nasdaq listing standards; and
•overseeing the Board’s evaluation of management.
In identifying and recommending nominees for directors, the Nominating and Corporate Governance Committee may consider, among other factors, diversity of relevant experience, expertise and background.
During the fiscal year ended December 31, 2019, the Nominating and Corporate Governance Committee did not have any meetings.
Majority Voting Standard for Uncontested Director Elections
Our second amended and restated bylaws provide for majority voting in uncontested elections of directors.  Under this majority voting standard, the affirmative vote of a majority of the votes cast is required for the election of a director in an uncontested election, which means that the number of votes cast for a director must exceed the number of votes cast against such director.  In any contested election, in which the number of director nominees exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast.
Pursuant to our second amended and restated bylaws, directors nominees who are incumbent directors must submit an irrevocable resignation In addition, our Corporate Governance Guidelines require incumbent director nominees who fail to receive a majority of the votes cast in an uncontested election of directors to submit an offer to resign from our Board of Directors. The Nominating and Corporate Governance Committee of our Board of Directors must consider any such offer to resign and make a recommendation to our Board of Directors on whether to accept or reject the resignation. Taking into account the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors will determine whether to accept or reject any such resignation within 90 days after the certification of the election results, and we will report such decision in a press release, filing with the SEC or by other public announcement. If an incumbent director’s resignation is accepted by our Board of Directors, then our Board of Directors may fill the resulting vacancy or decrease the size of our Board of Directors in accordance with our amended and restated bylaws. If a director’s resignation is not accepted by our Board of Directors, such director will continue to serve until his or her successor is duly elected and qualified, or his or her earlier death, resignation, retirement or removal. For the purposes of applying this majority voting standard, an election is considered “uncontested” if no stockholder provides notice of its intention to nominate one or more candidates to compete with our Board of Directors’ nominees in the manner required by our amended and restated bylaws, or if any such stockholder has withdrawn all such nominations on or before the close of business ten days prior to the filing our definitive proxy statement with the SEC.
Director Term Limits
Our Board will not adopt policies imposing an arbitrary term or retirement age limit in connection with individuals nominated for election as directors as it does not believe that such a limit is in the best interests of our company. Our Nominating and Corporate Governance committee will annually review the composition of our Board, including the age and tenure of individual directors. Our Board strives to achieve a balance between the desirability of its members having a depth of relevant experience, on the one hand, and the need for renewal and new perspectives, on the other hand.
Gender Diversity Policy
Our Board is committed to nominating the best individuals to fulfill director and executive roles. Although our Board has not adopted policies relating to the identification and nomination of women directors and executives, our Board believes that diversity is important to ensure that board members and senior management provide the necessary range of perspectives, experience and expertise required to achieve effective stewardship and management. We have not adopted a target regarding women on our Board or regarding women in executive officer positions as our Board believes that such arbitrary targets are not appropriate for our company.
Code of Conduct and Ethics
Our Board has established a code of conduct and ethics that applies to our officers, directors and employees. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•compliance with applicable laws, rules and regulations;
•prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•accountability for adherence to the code of business conduct and ethics.
Any waiver of the code of conduct and ethics for our executive officers or directors must be approved by our Board or a committee of our Board, and any such waiver shall be promptly disclosed to stockholders as required by law and Nasdaq regulations.
Anti-Hedging Policies
Our insider trading policy contains provisions prohibiting purchases of our securities on margin, short sales of our securities and purchasing or selling puts, calls, options or other derivatives in respect of our securities by our directors, officers, and employees. Our directors, officers, and employees may pledge company securities as security for margin accounts, but they are responsible for ensuring compliance with our insider trading policy in connection with any foreclosure on pledged securities.
Availability of Corporate Governance Materials
Stockholders may view our corporate governance materials, including the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Conduct and Ethics, on our website at www.gnln.com under “Investors— Corporate Governance”, and these documents are available in print to any stockholder who sends a written request to such effect to Greenlane Holdings, Inc. 1095 Broken Sound Parkway, Suite 300, Boca Raton, Florida 33487, Attention: General Counsel. Information on or accessible from our website is not and should not be considered a part of this Proxy Statement.
Board Meetings
During the fiscal year ended December 31, 2019, the Board met four times, including telephonic meetings. Each director then serving attended at least 75% of the applicable Board meetings and committee meetings during this time.
Annual Meeting Attendance
Pursuant to the policy set forth in our Corporate Governance Guidelines, each director is expected to attend the Annual Meeting.
Communications with the Board
Stockholders and other interested parties may communicate with the Board by sending written correspondence to the “Audit Committee Chair” c/o the General Counsel of Greenland Holdings, Inc., 1095 Broken Sound Parkway, Suite 300, Boca Raton, Florida 33487, who will then directly forward such correspondence to the chair of the audit committee. The audit committee chair will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.
Director Compensation
For the fiscal year ended December 31, 2019, each of our independent directors received an annual fee of $50,000, which was prorated to reflect their partial service in 2019. As compensation for serving on our Board, each independent director also received an award of 15,710 options to buy shares of Class A Common Stock. In addition, we reimburse our directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Mr. LoCascio and Mr. Schoenfeld do not receive any additional compensation for their service on the Board.
The following provides compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies under SEC rules and the JOBS Act.

Director Compensation Table
The following table provides information on the compensation of our directors for the fiscal year ended December 31, 2019, other than Mr. LoCascio and Mr. Schoenfeld, who received no separate compensation for their service as directors. For information related to the compensation of Mr. LoCascio and Mr. Schoenfeld, please refer to “Compensation of Executive Officers—Summary Compensation Table.”

Name	Fees Paid in Cash	Option Awards(1)	Total
Neil Closner	$37,500	$148,226	$185,726
Richard Taney	$37,500	$148,226	$185,726
Jeff Uttz	$37,500	$148,226	$185,726

(1) Represents the aggregate grant date fair value of options to buy shares of Class A Common Stock granted on April 17, 2019 computed in accordance with FASB ASC Topic 718.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee of the Board are Messrs. Closner, Taney and Uttz, with Mr. Taney serving as chairman, each of whom is an independent director. None of our executive officers served as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee. Accordingly, during the fiscal year ended December 31, 2019, there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers. Executive officers are elected annually by the Board and serve at the Board’s discretion.

Name	Age(1)	Title
Aaron LoCascio	34	Chief Executive Officer and Chairman of the Board of Directors
Adam Schoenfeld	35	Chief Strategy Officer and Director
Jay Scheiner	64	Chief Operating Officer
Douglas Fischer	37	General Counsel
Ethan Rudin	45	Chief Financial Officer

(1) Age as of April 24, 2020
Set forth below is a description of the background of our executive officers other than Messrs. LoCascio and Schoenfeld, whose backgrounds are described under “Proposals to be Voted On—Proposal 1: Election of Directors.”
Jay Scheiner has served as our Chief Operating Officer since our initial public offering and has served as the Chief Operating Officer of Greenlane Holdings, LLC since February 2015. From October 2013 to February 2015, Mr. Scheiner served as the Principal of JS Inc, a consulting firm specializing in retail and wholesale operations. From July 2012 to October 2013, he served as the Chief Operating Officer of Crossroads Financial, LLC, a financial services company. He served as the U.S. Supply Chain Consultant for FitFlop, a women’s shoe manufacturer, from May 2011 to July 2012 and held several positions with Barrett Distribution Centers, a third-party logistics warehousing services provider, including Director of Operations from October 2010 to March 2011 and Director of Administration from October 2007 to March 2010. Mr. Scheiner also spent nearly 30 years at Casual Male, a multi-divisional and omni-channel apparel and accessories retailer, where he served in IT and operations roles, including as Executive Vice President, Chief Information Officer. Mr. Scheiner received his Bachelor of Arts degree in Political Science from The City College of New York and a Master of Business Administration degree from Suffolk University.
Douglas Fischer has served as the General Counsel of Greenlane Holdings, LLC since October 2018. From 2017 until becoming our General Counsel, Mr. Fischer served as the Chief Legal Officer of the National Association of Cannabis Businesses where he worked with leading cannabis businesses to establish national compliance standards. Prior to his work at the National Association of Cannabis Businesses, Mr. Fischer practiced law at Cadwalader, Wickersham & Taft, where he represented corporations and individuals in an array of settings spanning white collar criminal, regulatory, and complex commercial matters. Mr. Fischer has deep experience with anti-money laundering laws, the Controlled Substances Act, cannabis regulation, securities laws, and corporate compliance programs. He has written and spoken extensively concerning cannabis regulation, including appearing in the Wall Street Journal, Forbes, Cheddar, and The Daily Beast. Mr. Fischer received a Bachelor of Arts degree in Political Science from The George Washington University and a Juris Doctor degree from American University Washington College of Law.
Ethan Rudin has served as our Chief Financial Officer since February 2019. From July 2018 to February 2019, Mr. Rudin served as Senior Vice President, Head of Corporate Development & Partnerships of Octave Music Group, Inc., a music technology company. From August 2013 to December 2017, he held positions as Special Advisor to the Chief Executive Officer and as Chief Financial Officer at Napster (formerly Rhapsody International), an online music subscription service. Prior to joining Napster, Mr. Rudin served as Director of Global Strategy and Corporate Development for Starbucks Corporation (NASDAQ: SBUX), from January 2010 to August 2013. Mr. Rudin is a Certified Public Accountant and began his career in public accounting at KPMG LLP and in investment banking at Banc of America Securities LLC, J.P. Morgan Securities and Citigroup Global Investment Banking. Mr. Rudin received a Bachelor of Arts degree in Economics from Tufts University and a Master of Business Administration degree from Columbia Business School.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
The following provides compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies and smaller reporting companies under SEC rules. Our named executive officers (“NEOs”) for the year ended December 31, 2019 were Aaron LoCascio, our Chief Executive Officer, Adam Schoenfeld, our Chief Strategy Officer, Sasha Kadey, our former Chief Marketing Officer, Jay Scheiner, our Chief Operating Officer, and Ethan Rudin, our Chief Financial Officer.
The compensation of our NEOs generally consists of a combination of base salary, bonuses and equity-based compensation. Our compensation committee did not award bonuses to our NEOs for 2019. Bonus awards for 2019 were determined at the sole discretion of the Compensation Committee based on an assessment of the performance of the NEOs. Furthermore, Messrs. LoCascio and Schoenfeld received no equity awards for 2019.
The following tables contain certain compensation information for our NEOs in the fiscal years ended December 31, 2019.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Stock Awards	All Other Compensation	Total
Aaron	2019	$379,824	$—	$—	$—	$—	$379,824
LoCascio	2018	280,000	—	—	—	85,277	365,277
Chief Executive Officer

Adam	2019	$379,824	$—	$—	$—	$22,174(2)	$401,998
Schoenfeld	2018	280,000	—	—	—	87,218	367,218
Chief Strategy Officer

Sasha	2019	$259,880	$60,000	$—	$1,224,448(4)	$—	$1,544,328
Kadey(3)	2018	255,000	50,000	—	2,424,810(4)	18,225	2,748,035
Chief Marketing Officer

Jay	2019	$219,898	$50,000	$—	$765,273(5)	$—	$1,035,171
Scheiner	2018	213,946	50,000	—	1,818,595(5)	19,481	2,102,022
Chief Operating Officer

Ethan	2019	$212,847	$—	$144,220(7)	$3,240,200(8)	$—	$3,597,267
Rudin(6)
Chief Financial Officer

(1) Represents the grant date fair value determined in accordance with FASB ASC Topic 718.

(2) Represents the life insurance premium paid on Mr. Schoenfeld’s behalf.

(3)  Mr. Kadey resigned from the Company in February 2020.
(4) On December 17, 2018, Mr. Kadey received a grant of Class B units of Greenlane Holdings, LLC, which were converted into 486,630 Common Units, after giving effect to the cancellation of 16,140 Common Units as a result of the Common Unit Redemption Settlement concurrently with the automatic share settlement of the Convertible Notes as part of our organizational transactions in connection with our IPO. Mr. Kadey’s Common Units award was vested 50% at the grant date, and the remaining 50% of the award was due to vest an additional 15% on each January 1, 2019 and January 1, 2020, and 10% on each January 1, 2021 and January 1, 2022. Mr. Kadey forfeited 100,554 Common Units during 2020, which were unvested at the date of his resignation in February 2020.
(5) On December 17, 2018, Mr. Scheiner received a grant of Class B units of Greenlane Holdings, LLC, which were converted into 364,970 Common Units, after giving effect to the cancellation of 12,105 Common Units as a result of the Common Unit Redemption Settlement concurrently with the automatic share settlement of the Convertible Notes as part of our organizational transactions in connection with our IPO. Mr. Scheiner’s Common Units award was vested 50% at the grant date, and the remaining 50% of the award was due to vest an additional 16.67% on each January 1, 2019, 2020, and 2021.
(6)  Mr. Rudin joined as our Chief Financial Officer on February 27, 2019. As a result, Mr. Rudin received no compensation from us or Greenlane Holdings, LLC for the year ended December 31, 2018.
(7) On April 23, 2019, Mr. Rudin received a grant of 13,091 options that were immediately exercisable at an exercise price of $17.00 per share.
(8) On April 18, 2019, Mr. Rudin received a profits interest award in Greenlane Holdings, LLC, which were later converted into190,600 Common Units as part of our organizational transactions in connection with our IPO, one-fifth of which vest on each anniversary of February 27, 2019.
The following table sets forth a summary of all compensation earned, awarded or paid, as applicable, to our NEOs in the fiscal years ended December 31, 2019 and 2018.
Outstanding Equity Awards at Fiscal Year-End December 31, 2019
The following table presents information about our NEO’s outstanding equity awards as of December 31, 2019.

Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(1)
Aaron LoCascio Chief Executive Officer	—	—	—	—	—
Adam Schoenfeld Chief Strategy Officer	—	—	—	—	—
Sasha Kadey Chief Marketing Officer	—	—	—	175,968(2)	$571,896
Jay Scheiner Chief Operating Officer	—	—	—	125,691(3)	$408,496
Ethan Rudin Chief Financial Officer	13,091	$17.00	April 17, 2024	190,600(4)	$619,450

_____________
(1)Market value of shares reflects the number of shares multiplied by $3.25 per share, which was the closing price of our Class A Common Stock on the Nasdaq Global Market on December 31, 2019.

(2)Represents Common Units granted to Mr. Kadey pursuant to the Greenlane Holdings, LLC Third Amended and Restated Operating Agreement (the “Greenlane Operating Agreement”). Each Common Unit may be tendered for redemption by the holder in exchange for one share of Class A Common Stock or a cash payment equal to the five-day average volume weighted average market prices of one share of Class A common stock for each Common Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and similar events affecting the Class A common stock). Mr. Kadey owns one share of Class B Common Stock for each Common Unit reflected herein. Mr. Kadey’s Common Units were vested 50% at the grant date, and the remaining 50% of the award was due to vest an additional 15% on each January 1, 2019 and January 1, 2020, and 10% on each January 1, 2021 and January 1, 2022.

(3)Represents Common Units granted to Mr. Scheiner pursuant to the Greenlane Operating Agreement. Each Common Unit may be tendered for redemption by the holder in exchange for one share of Class A Common Stock or a cash payment equal to the five-day average volume weighted average market prices of one share of Class A common stock for each Common Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and similar events affecting the Class A common stock). Mr. Scheiner owns one share of Class B Common Stock for each Common Unit reflected herein. Mr. Scheiner’s Common Units were vested 50% at the grant date, and the remaining 50% of the award was due to vest an additional 16.67% on each January 1, 2019, 2020, and 2021.

(4)Represents Common Units granted to Mr. Rudin pursuant to the Greenlane Operating Agreement. Each Common Unit may be tendered for redemption by the holder in exchange for one share of Class A Common Stock or a cash payment equal to the five-day average volume weighted average market prices of one share of Class A common stock for each Common Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and similar events affecting the Class A common stock). Mr. Rudin owns one share of Class B Common Stock for each Common Unit reflected herein. The Common Units and shares of Class B Common Stock vest ratably over a five year period beginning on February 27, 2020.

Employment Agreements
On October 28, 2015, each of Aaron LoCascio, our Chief Executive Officer, and Adam Schoenfeld, our Chief Strategy Officer, entered into an employment agreement with Jacoby & Co. Inc. In November 2018, these employment agreements were assigned to our wholly-owned subsidiary, Warehouse Goods LLC. Warehouse Goods LLC entered into an employment agreements with Ethan Rudin, our Chief Financial Officer, on February 25, 2019 and Jay Scheiner, our Chief Operating Officer. Pursuant to these employment agreements, our NEOs are currently entitled to the following compensation:

Name and Principal Position	Annual Base	Annual Bonus
Aaron LoCascio Chief Executive Officer	$380,000	No less than 30% of base salary unless otherwise mutually agreed
Adam Schoenfeld Chief Strategy Officer	380,000	No less than 30% of base salary unless otherwise mutually agreed
Jay Scheiner Chief Operating Officer	220,000	Discretionary
Ethan Rudin Chief Financial Officer	250,000	Discretionary up to 40% of base salary

Messrs. LoCascio’s and Schoenfeld’s employment agreements provide for an original term of up to three years and Messrs. Scheiner’s and Rudin’s employment agreements provide for an original term of up to one year. Each of the employment agreements provides for automatic one-year extensions unless either party gives written notice of termination not less than 60 days prior to the termination of the then-current term. Each NEO is entitled to the annual compensation described above, and is eligible to receive an annual incentive bonus as determined by our Board equal to a percentage of such NEO’s base salary as described above. During the term of employment, each NEO is entitled to participate in all employee benefit plans and programs made available to our employees generally, subject to the eligibility and participation restrictions of each such plan or program. Each NEO also is entitled to reimbursement for all reasonable business expenses incurred by such NEO in connection with carrying out such NEO’s duties.
Pursuant to their employment agreements, Messrs. LoCascio and Schoenfeld are each terminable by us at any time (i) for cause (as defined in their respective employment agreements), (ii) in the event of their death, or (ii) in the event of their disability. If Messrs. LoCascio or Schoenfeld are terminated for cause, they are entitled to receive their base salaries to the date of termination, any bonus that has accrued but is unpaid as of the date of termination and any reimbursable expenses not yet reimbursed ass of such date. If Messrs. LoCascio or Schoenfeld are terminated due to death or disability, they (or their estates) are entitled to receive their base salaries for six months after the date of termination, any bonus that has accrued but is unpaid as of the date of termination, payment for any accrued but unused vacation days and any reimbursable expenses not yet reimbursed as of such date.
Pursuant to their employment agreements, Messrs. Scheiner and Rudin may terminate their employment at any time without cause. Messrs. Scheiner and Rudin are each terminable by us at any time (i) without cause; (ii) for cause (as defined in their respective employment agreements), (iii) in the event of their death, or (iv) in the event of a breach by employee of any other term or condition of their employment agreement which remains uncured for a period of ten days. Upon termination of this agreement, neither party shall have any further obligation except for obligations accruing prior to the date of termination, with the exception of Mr. Scheiner, who is entitled to his salary for six months with benefits in force, excluding monthly car and cell phone allowances, if he is terminated without cause.
Pursuant to their employment agreements, each NEO also is subject to customary confidentiality restrictions and work-product provisions, and each NEO also is subject to customary non-competition covenants and non-solicitation covenants with respect to our employees, consultants and customers.
We do not currently maintain any retirement plans, other than matching 401(k) plans, for our executives or other employees.
EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about shares of our Class A Common Stock that may be issued under the Greenlane Holdings, Inc. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”) and upon redemption of Common Units subject to vesting conditions as of December 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by stockholders	629,773	$ 8.98	4,370,227
Equity compensation plans not approved by stockholders	1,593,976(1)	—	—
Total	2,223,749		4,370,227

__________
(1)Represents Common Units granted to employees pursuant to the Greenlane Operating Agreement. Each Common Unit may be tendered for redemption by the holder in exchange for one share of Class A Common Stock or a cash payment equal to the five-day average volume weighted average market prices of one share of Class A common stock for each Common Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and similar events affecting the Class A common stock). The holders of the Common Units reflected herein each received one share of Class B Common Stock for each Common Unit. Upon redemption of a Common Unit, the corresponding share of Class B Common Stock will be cancelled. The Common Units and shares of Class B reflected herein vest ratably over a five-year period from the date of grant. As of April 20, 2020, 1,150,805 of the Common Units and corresponding shares of Class B Common Stock reflected herein have vested and 117,707 have been forfeited. For more information about the redemption rights of holders of Common Units, see “Related Party Transactions—Greenlane Operating Agreement—Common Unit Redemption Right.”

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is currently composed of Messrs. Uttz, Closner and Taney, with Mr. Uttz serving as its chairperson. The members of the Audit Committee are appointed by and serve at the discretion of the Board.
One of the principal purposes of the Audit Committee is to assist the Board in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with our management.
The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee has received both the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP from management and the Company.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements for 2019 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Jeff Uttz (Chairman)
Neil Closner
Richard Taney
The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PRINCIPAL STOCKHOLDERS
The following table sets forth certain information as of April 20, 2020, regarding the beneficial ownership of shares of our Common Stock by (a) each of our directors, (b) each of our executive officers, (c) all of our directors and executive officers as a group, and (d) each person known to us to be the beneficial owner of more than five percent of our Common Stock. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and dispositive power with respect to such shares. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement.
Unless otherwise indicated, the address of each person listed below is c/o Greenlane Holdings, Inc. 1095 Broken Sound Parkway, Suite 300, Boca Raton, Florida 33487.

Name	Number of Shares of Class A Common Stock Beneficially Owned	% of All Class A Common Stock Shares(1)	Number of Shares of Class B Common Stock Beneficially Owned	% of All Class B Common Stock Shares(2)	Number of Shares of Class C Common Stock Beneficially Owned	% of All Class C Common Stock Shares(3)	Combined Voting Power(4)
Aaron LoCascio	56,375	*	—	—	64,826,013(5)	83.33%	69.06%
Adam Schoenfeld	—	*	—	—	77,791,218(6)	100.00%	82.80%
Douglas Fischer	1,000	*	31,768(7)	*	—	—	*
Jay Scheiner	—	—	351,004(8)	6.04%	—	—	*
Ethan Rudin	13,091(9)	*	190,600(10)	3.28%	—	—	*
Neil Closner	30,415(11)	*	—	—	—	—	*
Richard Taney	50,710(11)	*	—	—	—	—	*
Jeff Uttz	15,710(11)	*	—	—	—	—	*
All executive officers, directors and director nominees as a group 8 people)	167,301	1.62%	573,372	9.86%	77,791,218	100.00%	83.59%
More than 5% Beneficial Owners
Pura Vida Investments, LLC(12)	549,017	5.31%	—	—	—	—	*
Jacoby & Co. LLC(13)					64,826,013	83.33%	69.00%
Better Life Products Investment Group, Inc.(14)	—	—	2,452,253	42.17%	—	—	2.61%
Pollen Gear LLC(15)	—	—	1,323,756	22.77%	—	—	1.41%
Rochester Vapor Group, LLC(16)	—	—	641,545	11.03%	—	—	*
Zachary Tapp	—	—	351,004	6.04%	—	—	*
Sasha Kadey	—	—	367,445	6.32%	—	—	*

(1)Based on an aggregate of 10,347,026 shares of our Class A Common Stock outstanding as of April 20, 2020.
(2)Based on an aggregate of 5,814,630 shares of our Class B Common Stock outstanding as of April 20, 2020.

(3)Based on an aggregate of 77,791,218 shares of our Class C Common Stock outstanding as of April 20, 2020.
(4)Based on an aggregate of 93,952,874 shares of our Common Stock outstanding as of April 20, 2020.
(5)Represents 64,826,013 shares held by Jacoby & Co. Inc., as to which Mr. LoCascio shares voting and dispositive power with Mr. Schoenfeld.
(6)Includes 64,826,013 shares held by Jacoby & Co. Inc., as to which Mr. Schoenfeld shares voting and dispositive power with Mr. LoCascio.
(7)Mr. Fischer’s shares of Class B common stock vest 20% annually, starting on January 1, 2020, such that on January 1, 2024, the shares of Class B common stock shall be 100% vested. As April 20, 2020, 6,353 of Mr. Fischer’s shares of Class B Common Stock have vested.
(8)Mr. Scheiner’s shares of Class B common stock vested 50% on December 17, 2018, and 16.67% vest on each anniversary of January 1, 2019, such that on January 1, 2022, the shares of Class B common stock shall be 100% vested. As April 20, 2020, 234,002 of Mr. Scheiner’s shares of Class B Common Stock have vested.
(9)Includes 13,091 options exercisable within 60 days for shares of Class A Common Stock at an exercise price of $17.00 per share.
(10)Mr. Rudin’s shares of Class B Common Stock vest 20% on each anniversary of February 27, 2019, such that on February 27, 2024, the Reporting Person's Common Units and shares of Class B common stock shall be 100% vested. As of April 20, 2020, 38,120 of Mr. Rudin’s shares of Class B Common Stock have vested.
(11)Includes 15,710 options exercisable within 60 days for shares of Class A Common Stock at an exercise price of $17.00 per share.
(12)Based solely upon the Schedule 13G/A filed with the SEC by the beneficial owner on February 14, 2020 reporting beneficial ownership as of December 31, 2019. Pura Vida Investments, LLC possesses shared voting power over 549,017 shares and shared dispositive power over 549,017 shares. Pura Vida Investments, LLC’s address is 150 East 52nd Street, Suite 32001, New York, New York 10022.
(13)Jacoby & Co. Inc. is beneficially owned and controlled by Mr. LoCascio and Mr. Schoenfeld.
(14)Jeffrey Sherman has voting and dispositive power over such securities. Better Life Products Investment Group, Inc.’s address is 16901 Crown Bridge Drive, Delray Beach, FL 33446.
(15)Pollen Gear LLC’s address is 601 Cypress Avenue, No. 405, Hermosa Beach, CA 90254.
(16)Rochester Vapor Group, LLC’s address is 10561 Rochester Avenue, Los Angeles, CA 90024.
* Less than 1.0%

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transaction Policy
Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons under which:
•any related-person transaction must be reviewed and approved or ratified by the Audit Committee, or the chair of the Audit Committee in the event management decides it is not practicable or desirable to wait until the next committee meeting; and
•management must periodically inquire of directors and officers with respect to any potential related-person transaction of which they may be a party or of which they may be aware.
•any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the Board or recommended by the compensation committee to the Board for its approval.
In connection with the review and approval or ratification of a related-person transaction:
•management must disclose to the Audit Committee or the chair of the Audit Committee, (i) the basis on which the person is a related person; (ii) the material facts of the related-party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal and interest that would be involved and other principal terms of such indebtedness; (iii) the benefits to the Company of the proposed related-party transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed related-party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally;
•the Audit Committee shall consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable), but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediately family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any related-person transaction; and
•to the extent required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, management must ensure that the related-person transaction is disclosed in accordance with such acts and related rules.
In addition, the related-person transaction policy provides that from time to time Audit Committee shall review any previously approved or ratified related-party transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Audit Committee shall determine if it is in the best interests of the Company and its stockholders to continue, modify or terminate the related-person transaction.

Related Party Transactions
Fifth Third Credit Facility
On October 4, 2017, Jacoby & Co. Inc. a company owned and controlled by Mr. LoCascio and our Chief Strategy Officer, Adam Schoenfeld, and that is the majority owner of Greenlane Holdings, LLC, entered into a credit agreement with Fifth Third Bank that provides a revolving credit facility for Greenlane Holdings, LLC of up to $8.0 million. On August 23, 2018, the parties to the original credit agreement entered into an amendment to such agreement pursuant to which Greenlane Holdings, LLC became the borrower, and Jacoby & Co. Inc. became a guarantor of the amounts borrowed thereunder. The amount of the revolving credit facility was increased from $8.0 million to $15.0 million and the termination date of the credit facility was extended from October 3, 2018 to August 23, 2020. On October 1, 2018, the parties to the amended credit agreement and 1095 Broken Sound Pkwy LLC, a newly-formed, wholly-owned subsidiary of Greenlane Holdings, LLC, entered into an amendment to the amended credit facility to provide for a $8.5 million term loan on such date from Fifth Third Bank to 1095 Broken Sound Pkwy LLC. The term loan amortizes over a period of seven years and matures on October 1, 2025 with a final balloon payment of approximately $7,180,900. Interest accrues on borrowings under the credit facility at a rate equal to LIBOR plus 3.5% per annum and under the term loan at a rate equal to LIBOR plus 2.39% per annum. Our obligations under the credit facility and the term loan are guaranteed by Jacoby & Co. Inc. and all of our operating subsidiaries and are secured by a first priority security interest in substantially all of our assets. The amounts drawn under such credit facility have fluctuated over the term of the credit facility and at times the credit facility has been drawn in full. There were no outstanding borrowings under the revolving credit facility as of December 31, 2019.
Greenlane Operating Agreement
We operate our business through Greenlane Holdings, LLC and its subsidiaries. In connection with the completion of our initial public offering, we and the other members party thereto have entered into Greenlane Holdings, LLC’s Third Amended and Restated Operating Agreement, which we refer to as the “Greenlane Operating Agreement.” Among the members who are a party to the Greenlane Operating Agreement are each of our executive officers, Aaron LoCascio, Adam Schoenfeld, Jay Scheiner, Ethan Rudin and Douglas Fischer. The operations of Greenlane Holdings, LLC, and the rights and obligations of the holders of Common Units, are set forth in the Greenlane Operating Agreement.
Appointment as Manager. Under the Greenlane Operating Agreement, we have become a member and the sole manager of Greenlane Holdings, LLC. As the manager, we will be able to control all of the day-to-day business affairs and decision-making of Greenlane Holdings, LLC without the approval of any other member, unless otherwise stated in the Greenlane Operating Agreement. As such, we, through our officers and directors, will be responsible for all operational and administrative decisions of Greenlane Holdings, LLC and the day-to-day management of Greenlane Holdings, LLC’s business. Pursuant to the terms of the Greenlane Operating Agreement, we cannot be removed as the sole manager of Greenlane Holdings, LLC by the other members.
Compensation. We will not be entitled to compensation for our services as the manager. We will be entitled to reimbursement by Greenlane Holdings, LLC for all fees and expenses incurred on behalf of Greenlane Holdings, LLC, including all expenses associated with this offering and maintaining our corporate existence, and all fees, expenses and costs of being a public company (including expenses incurred in connection with public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, legal fees, SEC and FINRA filing fees and offering expenses) and maintaining our corporate existence, including all costs of maintaining our Board and committees of the board, executive compensation and certain insurance policies.
Capitalization. The Greenlane Operating Agreement provides for a single class of common membership units, which we refer to as the “Common Units.” The Greenlane Operating Agreement will reflect a split of Common Units such that one Common Unit can be acquired with the net proceeds received by us from this offering from the sale of one share of our Class A common stock. Each Common Unit will entitle the holder to a pro rata share of the net profits and net losses and distributions of Greenlane Holdings, LLC.
Distributions. The Greenlane Operating Agreement requires “tax distributions,” as that term is defined in the Greenlane Operating Agreement, to be made by Greenlane Holdings, LLC to its “members,” as that term is defined in the Greenlane Operating Agreement. Tax distributions will be made at least annually to each member of Greenlane Holdings, LLC, including us, based on such member’s allocable share of the taxable income of Greenlane Holdings, LLC and at a commencing tax rate equal to the highest effective marginal combined federal, state and local income tax rate applicable to corporate or individual taxpayers that may potentially apply to any member for the relevant period taking into account (i) any deductions pursuant to Section 199A of the Code, and (ii) the character of the relevant tax items (e.g., ordinary or capital), as we, as the sole manager of Greenlane Holdings, LLC, reasonably determine. For this purpose, the taxable income of Greenlane Holdings, LLC, and our allocable share of such taxable income, shall be determined without regard to any tax basis adjustments that result from our deemed or actual purchase of Common Units from the members (as described above under “— Tax Receivable Agreement”). The tax rate used to determine tax distributions will apply regardless of the actual final tax liability of any such member. Tax distributions will also be made only to the extent all distributions from Greenlane Holdings, LLC for the relevant period were otherwise insufficient to enable each member to cover its tax liabilities as calculated in the manner described above. The Greenlane Operating Agreement also allows for distributions to be made by Greenlane Holdings, LLC to its members on a pro rata basis out of “distributable cash,” as that term is defined in the Greenlane Operating Agreement. We expect Greenlane Holdings, LLC may make distributions out of distributable cash periodically to the extent permitted by the agreements governing its indebtedness and as required by Greenlane Holdings, LLC for its capital and other needs, such that we in turn are able to make dividend payments, if any, to the holders of our Class A common stock.
Common Unit Redemption Right. The Greenlane Operating Agreement provides a redemption right to the members which entitles them to have their Common Units redeemed, at the election of each such person, for, at our option, as determined by or at the direction of the independent directors (within the meaning of the Nasdaq Marketplace Rules) of our Board who are disinterested, newly-issued shares of our Class A common stock on a one-to-one basis or a cash payment equal to the five-day average volume weighted average market prices of one share of Class A common stock for each Common Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and similar events affecting the Class A common stock). If we decide to make a cash payment, the member has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its Common Units to Greenlane Holdings, LLC for cancellation. The Greenlane Operating Agreement requires that we contribute cash or shares of our Class A common stock to Greenlane Holdings, LLC in exchange for an amount of Common Units in Greenlane Holdings, LLC that will be issued to us equal to the number of Common Units redeemed from the member. Greenlane Holdings, LLC will then distribute the cash or shares of our Class A common stock to such member to complete the redemption. In the event of such election by a member, we may, at our option, effect a direct exchange by us of cash or our Class A common stock for such Common Units in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of Common Units that we own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).
Issuance of Common Units upon Exercise of Options or Issuance of Other Equity Compensation. We may implement guidelines to provide for the method by which shares of Class A common stock may be exchanged or contributed between us and Greenlane Holdings, LLC (or any subsidiary thereof), or may be returned to us upon any forfeiture of shares of Class A common stock, in either case in connection with the grant, vesting and/or forfeiture of compensatory equity awards granted by us, including under the 2019 Equity Incentive Plan, for the purpose of ensuring that the relationship between us and our subsidiaries remains at arm’s-length.
Maintenance of One-to-One Ratio of Shares of Class A Common Stock and Common Units Owned by Our Company. Our amended and restated certificate of incorporation and the Greenlane Operating Agreement require that we and Greenlane Holdings, LLC, respectively, at all times maintain (i) a ratio of one Common Unit owned by us for each share of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities), (ii) a one-to-one ratio between the number of shares of Class B common stock owned by the non-founder members and the number of Common Units owned by the non-founder members and (iii) a three-to-one ratio between the number of shares of Class C common stock owned by the Founder Members and the number of Common Units owned by the founder members or their affiliates.
Transfer Restrictions. The Greenlane Operating Agreement generally does not permit transfers of Common Units by members, subject to limited exceptions or written approval of the transfer by the manager. Any transferee of Common Units must execute the Greenlane Operating Agreement and any other agreements executed by the holders of Common Units and relating to such Common Units in the aggregate.
Dissolution. The Greenlane Operating Agreement provides that the decision of the manager, with the approval of the holders of a majority of the outstanding Common Units, will be required to voluntarily dissolve Greenlane

Holdings, LLC. In addition to a voluntary dissolution, Greenlane Holdings, LLC will be dissolved upon a change of control transaction under certain circumstances, as well as upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay all expenses of winding up Greenlane Holdings, LLC; and (ii) second, to pay all debts and liabilities and obligations of Greenlane Holdings, LLC. All remaining assets of Greenlane Holdings, LLC will be distributed to the members pro-rata in accordance with their respective percentage ownership interests in Greenlane Holdings, LLC (as determined based on the number of Common Units held by a member relative to the aggregate number of all outstanding Common Units).
Confidentiality. Each member will agree to maintain the confidentiality of Greenlane Holdings, LLC’s confidential information. This obligation excludes information independently obtained or developed by the members, information that is in the public domain or otherwise disclosed to a member, in either such case not in violation of a confidentiality obligation or disclosures required by law or judicial process or approved by us.
Indemnification and Exculpation. The Greenlane Operating Agreement provides for indemnification for all expenses, liabilities and losses reasonably incurred by any person by reason of the fact that such person is or was a member or is or was serving at the request of Greenlane Holdings, LLC as the manager, an officer, an employee or an agent of Greenlane Holdings, LLC; provided, however, that there will be no indemnification for actions made not in good faith or in a manner which the person did not reasonably believe to be in or not opposed to the best interests of Greenlane Holdings, LLC, or, with respect to any criminal action or proceeding other than by or in the right of Greenlane Holdings, LLC, where the person had reasonable cause to believe the conduct was unlawful, or for breaches of any representations, warranties or covenants by such person or its affiliates contained in the Greenlane Operating Agreement or in other agreements with Greenlane Holdings, LLC.
We, as the manager, and our affiliates, will not be liable to Greenlane Holdings, LLC, its members or their affiliates for damages incurred by any acts or omissions as the manager, provided that the acts or omissions of these exculpated persons are not the result of fraud, intentional misconduct, knowing violations of law, or breaches of the Greenlane Operating Agreement or other agreement with Greenlane Holdings, LLC.
Amendments. The Greenlane Operating Agreement may be amended with the consent of the holders of a majority in voting power of the outstanding Common Units; provided that if the manager holds greater than 33% of the Common Units, then it may be amended with the consent of the manager together with holders of a majority of the outstanding Common Units, excluding Common Units held by the manager. Notwithstanding the foregoing, no amendment to any of the provisions that expressly require the approval or action of certain members may be made without the consent of such members and no amendment to the provisions governing the authority and actions of the manager or the dissolution of Greenlane Holdings, LLC may be amended without the consent of the manager.
Tax Receivable Agreement
In connection with our initial public offering, we entered into a tax receivables agreement (the “Tax Receivables Agreement”) with each of the other members of Greenlane Holdings, LLC. We expect to obtain an increase in our share of the tax basis of the assets of Greenlane Holdings, LLC when a member receives cash or shares of our Class A common stock in connection with a redemption or exchange of such member’s Common Units for Class A common stock or cash (such basis increase, the “Basis Adjustments”). We intend to treat such acquisition of Common Units as a direct purchase by us of Common Units or net capital assets from a member for U.S. federal income and other applicable tax purposes, regardless of whether such Common Units are surrendered by a member to Greenlane Holdings, LLC for redemption or sold to us upon the exercise of our election to acquire such Common Units directly. Basis Adjustments may have the effect of reducing the amounts that we would otherwise pay in the future to various tax authorities. The Basis Adjustments may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.
In connection with the Transactions described above, we entered into the Tax Receivable Agreement with Greenlane Holdings, LLC and the members. The Tax Receivable Agreement provides for the payment by us to such persons of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of the Transactions described above, including increases in the tax basis of the assets of Greenlane Holdings, LLC arising from such Transactions, and tax basis increases attributable to payments made under the Tax Receivable Agreement and deductions attributable to imputed interest and other payments of interest pursuant to the Tax Receivable Agreement. Greenlane Holdings, LLC will have in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange of Common Units for shares of our Class A common stock or cash occurs. These Tax Receivable Agreement payments are not conditioned upon any continued ownership interest in either Greenlane Holdings, LLC or us by any member. The rights of each member under the Tax Receivable Agreement are assignable by each member with our consent, which we may not unreasonably withhold, so long as the assignee joins as a party to the Tax Receivable Agreement. We expect to benefit from the remaining 15% of tax benefits, if any, that we may actually realize.
The actual Basis Adjustments, as well as any amounts paid to the members under the Tax Receivable Agreement, will vary depending on a number of factors, including:
•        the timing of any subsequent redemptions or exchanges — for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of Greenlane Holdings, LLC at the time of each redemption or exchange;
•        the price of shares of our Class A common stock at the time of redemptions or exchanges — the Basis Adjustments, as well as any related increase in any tax deductions, is directly related to the price of shares of our Class A common stock at the time of each redemption or exchange;
•        the extent to which such redemptions or exchanges are taxable — if a redemption or exchange is not taxable for any reason, increased tax deductions will not be available; and
•        the amount and timing of our income — the Tax Receivable Agreement generally will require us to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the Tax Receivable Agreement. If we do not have taxable income, we generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes will result in payments under the Tax Receivable Agreement.
For purposes of the Tax Receivable Agreement, cash savings in income and franchise tax are computed by comparing our actual income and franchise tax liability to the amount of such taxes that we would have been required to pay had there been no Basis Adjustments and had the Tax Receivable Agreement not been entered into. The Tax Receivable Agreement generally applies to each of our taxable years, beginning with the first taxable year ending after the completion of this offering. There is no maximum term for the Tax Receivable Agreement; however, the Tax Receivable Agreement may be terminated by us pursuant to an early termination procedure that requires us to pay the members an agreed upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated based on certain assumptions, including regarding tax rates and utilization of the Basis Adjustments).
The payment obligations under the Tax Receivable Agreement are obligations of our company and not of Greenlane Holdings, LLC. Although the actual timing and amount of any payments that may be made under the Tax Receivable Agreement will vary, we expect that the payments that we may be required to make to the members could be substantial. Any payments made by us to members under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us or to Greenlane Holdings, LLC and, to the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, the unpaid amounts generally will be deferred and will accrue interest until paid by us.
Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by a member under the Tax Receivable Agreement. For example, the earlier disposition of assets following a transaction that results in a Basis Adjustment will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments.

The Tax Receivable Agreement provides that if (i) we materially breach any of our material obligations under the Tax Receivable Agreement, (ii) certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, or (iii) we elect an early termination of the Tax Receivable Agreement, then our obligations, or our successor’s obligations, under the Tax Receivable Agreement would accelerate and become due and payable, based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement.
As a result, (i) we could be required to make cash payments to the members that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the Tax Receivable Agreement, and (ii) if we elect to terminate the Tax Receivable Agreement early, we would be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. In these situations, our obligations under the Tax Receivable Agreement could have a material adverse effect on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.
Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine. If any such position is subject to a challenge by a taxing authority the outcome of which would reasonably be expected to materially affect a recipient’s payments under the Tax Receivable Agreement, then we will not be permitted to settle or fail to contest such challenge without the consent (not to be unreasonably withheld or delayed) of each member that directly or indirectly owns at least 10% of the outstanding Common Units. We will not be reimbursed for any cash payments previously made to any member pursuant to the Tax Receivable Agreement if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and ultimately disallowed. Instead, in such circumstances, any excess cash payments made by us to a member will be netted against any future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement. However, we might not determine that we have effectively made an excess cash payment to the members for a number of years following the initial time of such payment and, if our tax reporting positions are challenged by a taxing authority, we will not be permitted to reduce any future cash payments under the Tax Receivable Agreement until any such challenge is finally settled or determined. As a result, it is possible that we could make cash payments under the Tax Receivable Agreement that are substantially greater than our actual cash tax savings.
Payments are generally due under the Tax Receivable Agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Any late payments that may be made under the Tax Receivable Agreement will continue to accrue interest at LIBOR plus 500 basis points until such payments are made, including any late payments that we may subsequently make because we did not have enough available cash to satisfy our payment obligations at the time at which they originally arose.
Registration Rights Agreement
We entered into the Registration Rights Agreement with the members of Greenlane Holdings, LLC in connection with our initial public offering. Among the members who are a party to the Registration Rights Agreement are each of our named executive officers and each of our stockholders identified in the table in “Principal and Selling Stockholders” as beneficially owning shares of Class B common stock or Class C common stock. The Registration Rights Agreement provides the members who are party to the Registration Rights Agreement the right to require us to register under the Securities Act the resale of shares of Class A common stock issuable to them upon redemption or exchange of their Common Units, including on a short-form registration statement, if and when we are eligible to utilize such registration statement. The Registration Rights Agreement will also provide for piggyback registration rights for such members in certain circumstances. We will not be required to register the resale of the shares of Class A common stock issuable to the members upon redemption or exchange of their Common Units to the extent that such shares of Class A Common Stock are eligible for resale under Rule 144 without volume or manner-of-sale restrictions.

Indemnification Agreements
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in our bylaws. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for any damages other than for breaches of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law.
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in those agreements.
There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or officer.
OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.
Based on our review of the copies of such forms, and/or on written representations from the reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that these filing requirements were satisfied by the reporting persons during the fiscal year ended December 31, 2019, except for two Form 4s. Neil Closner was inadvertently late in filing a Form 4 related to a conversion of convertible notes into Class A common stock on April 23, 2019. In addition, Richard Taney was inadvertently late in filing a Form 4 related to a purchase of Class A common stock on April 23, 2019.
Other Matters to Come Before the 2020 Annual Meeting
No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy card will vote all proxies solicited by this Proxy Statement as recommended by the Board, or, if no such recommendation is given, in their own discretion.
Stockholder Proposals and Nominations for the 2021 Annual Meeting
Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), to be considered for inclusion in our proxy materials for the 2021 Annual Meeting must be in writing and received at our principal executive offices no later than December 25, 2020, except as may otherwise be provided in Rule 14a-8.
In addition, any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Section 1.10 of our bylaws, which are on file with the SEC and may be obtained from our General Counsel upon request. These notice provisions require that nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders for the 2020 Annual Meeting must be received no earlier than November 25, 2020 and no later than December 25, 2020.
Proxy Access Procedures for the 2021 Annual Meeting

In order to be eligible to require that the Company include an eligible shareholder nominee in the proxy materials for the 2021 annual meeting of shareholders pursuant to Section 1.11 of our bylaws, an eligible stockholder must provide to the Company, in proper form and within the times specified, (i) a written notice expressly electing to have such shareholder nominee included in the Company’s proxy materials pursuant to Section 1.11 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be so delivered or mailed to and received at the principal executive offices of the corporation not less than one hundred twenty (120) days (December 25, 2020) nor more than one hundred fifty (150) days (November 25, 2020) prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the 2020 Annual Meeting. Such notice should be sent to our General Counsel’s attention at our executive offices. Please refer to the full text of our advance notice bylaw provisions for additional information and requirements. Our bylaws are on file with the SEC and may be obtained from our General Counsel upon request.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to Greenlane Holdings, Inc. 1095 Broken Sound Parkway, Suite 300, Boca Raton, Florida 33487, Attention: General Counsel, or contact us by telephone at (877) 292-7660. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.
* * * *
By Order of the Board of Directors,
Douglas Fischer
General Counsel
Boca Raton, Florida
April 24, 2020

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/GNLN2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Aaron LoCascio	☐	☐	☐
1b. Adam Schoenfeld	☐	☐	☐
1c. Neil Closner	☐	☐	☐
1d. Richard Taney	☐	☐	☐
1e. Jeff Uttz	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: We may conduct such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000462951_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com

GREENLANE HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
June 4, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Aaron LoCascio and Douglas Fischer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Greenlane Holdings, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on Thursday June 4, 2020, virtually at www.virtualshareholdermeeting.com/GNLN2020, and any adjournment or postponement thereof.

For Proposal 1 (Election of Directors), you may vote “FOR” or “AGAINST” any of the nominees for election as a director, or you may ABSTAIN from voting on any nominee. For Proposal 2 (Ratification of the Appointment of Deloitte & Touche LLP), you may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

0000462951_2 R1.0.1.18

CONTINUED AND TO BE SIGNED ON REVERSE SIDE